Exhibit 99.2
Oceaneering Appoints Michael Sumruld as CFO Effective January 1, 2026

HOUSTON, December 22, 2025 – Oceaneering International, Inc. (NYSE: OII) (“Oceaneering”) today announced that Michael W. Sumruld will be appointed Senior Vice President and Chief Financial Officer effective January 1, 2026. He succeeds Alan R. Curtis, who will retire from his role on the same date. Mr. Curtis will continue to assist in an advisory capacity to ensure a smooth transition.

Rod Larson, Oceaneering’s President and Chief Executive Officer, said, “Alan’s expertise and dedication have shaped Oceaneering’s financial foundation. We are thankful for his leadership over the years. Mike has already integrated with our leadership team and is actively engaged with our operations to ensure a seamless transition and to drive our financial strategy going forward.”

Oceaneering is a global technology company delivering engineered services and products and robotic solutions to the offshore energy, defense, aerospace, and manufacturing industries.

For more information on Oceaneering, please visit www.oceaneering.com.
Contact:

Hilary Frisbie
Senior Director, Investor Relations
Oceaneering International, Inc.
713-329-4755
investorrelations@oceaneering.com